EXHIBIT 99.1

FOR IMMEDIATE RELEASE

March 30, 2022

TWIN VEE POWERCATS CO. REPORTS A 43% INCREASE

IN REVENUE FOR THE YEAR ENDED DECEMBER 31, 2021

FORT PIERCE, FLORIDA, March 30, 2022 – Twin Vee PowerCats Co. (Nasdaq: VEEE) (“Twin Vee” or the “Company”), a designer, manufacturer, distributor, and marketer of recreational and commercial power catamaran boats, today reported operational highlights and financial results for the year ended December 31, 2021.

“We are pleased to report a 43% increase in top line revenue for the year ended December 31, 2021, compared to 2020, and continue to be encouraged by our strong backlog of orders” said Joseph Visconti, CEO of Twin Vee PowerCats Co. “We continued to strengthen our performance throughout 2021 thanks to robust demand for our products. With the completion of our IPO in July 2021, we have strengthened our balance sheet. Execution of our business model remains focused on the development and launching of new Twin Vee models while increasing our output. We have invested heavily in human capital, to ensure that we have the right people in place as we add new models to our lineup and increase production of the number of boats we manufacture and deliver, while also adding dealers to our distribution network.”

“The net loss for 2021 is a reflection of the positive changes the Company made to increase the number of models and the production line capacity. In 2021, we produced and delivered 123 boats, which was an increase of 27% over 2020. With much of the additional staff reflected in the increased costs for 2021, the Company expects in increase production capacity to over 200 boats in 2022, which will add to our financial strength.”

Year End 2021 Financial Highlights:

●	Revenue for the year ended December 31, 2021 was approximately $15,774,000, representing a 43% increase compared to approximately $11,064,000 for the year ended December 31, 2020.

●	Gross profit for the year ended December 31, 2021 was approximately $6,276,000 compared to a gross profit of approximately $4,774,000 for the year ended December 31, 2020.

●	Net loss from our core business, gas-powered boats, was approximately $488,000 for the year ended December 31,2021. Net loss from our electric boat segment was approximately $458,000 and the net loss from our franchise business was approximately $65,000, both for the year ended December 31, 2021.

●	Adjusted Net loss for the fiscal year ended December 31, 2021, which excludes non-cash charges, was approximately $419,000. Further, the adjusted net income for our core business, gas powered boats, was approximately $100,000

●	The Company had cash and marketable securities of approximately $13,039,000 as of December 31, 2021.

●	The increase in cash and cash equivalents is due to net proceeds of our IPO.

●	On December 31, 2021, the Company had total assets of approximately $20,599,000, compared to approximately $4,505,000 at December 31, 2020.

Conference Call

Joseph Visconti, CEO and Carrie Gunnerson, CFO will hold a conference call today, Wednesday, March 30, 2022, at 4:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-866-575-6539 and use Conference ID 1990180. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=0qRRiZQK

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee is a designer and manufacturer of recreational and commercial power catamaran boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for over 26 years. Learn more at https://twinvee.com/. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category, and is known as the “Best Riding Boats on the Water™”.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding having the right people in place as the Company adds new models to its lineup and increases production of the number of boats it manufactures and delivers and adds dealers to its distribution network and increasing production capacity to over 200 boats in 2022. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue to attract skilled boat builders, the Company’s ability to increase production capacity to over 200 boats in 2022 and add dealers to its distribution network, the Company’s ability to bring its new boat models to market as planned, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@twinvee.com
(772) 429-2525

SOURCE: Twin Vee PowerCats Co.

(Tables Follow)

	December 31,	December 31,
	2021	2020
Cash and cash equivalents	$6,975,302	$891,816
Marketable Securities	$6,064,097	$—
Current assets	$13,073,346	$1,834,942
Current liabilities	$2,155,420	$1,440,067
Working capital	$10,917,926	$394,875

	Years Ended
	December 31,
	2021	2020
Net sales	$15,774,170	$11,063,619
Cost of products sold	$9,498,384	$6,289,316
Gross profit	$6,275,786	$4,774,303
Operating expenses	$7,906,507	$4,053,469
(Loss) income from operations	$(1,630,721)	$720,834
Other income	$619,712	$450,243
Net (loss) income	$(1,011,009)	$1,171,077
Basic and dilutive (loss) income per share of common stock	$(0.19)	$0.29
Weighted average number of shares of common stock outstanding	5,331,400	4,000,000

The following table shows information by reportable segments for the years ended December 31,2021 and 2020:

Boat	2021	2020
Net sales	$15,757,435	$11,063,619
Cost of products sold	9,483,158	6,289,316
Operating expense	7,461,787	4,053,469
Income (loss) from operations	(1,187,510)	$720,834
Other income	699,486	—
Net loss	$(488,024)	$—

Franchise
Net sales	$16,735	$—
Cost of products sold	15,226	—
Operating expense	63,173	—
Income (loss) from operations	(61,664)	—
Other expense	(3,769)	—
Net loss	$(65,433)	$—

Electric Boat and Development
Net sales	$—	$—
Cost of products sold	—	—
Operating expense	381,547	—
Loss from operations	(381,547)	—
Other expense	(76,005)	—
Net loss	$(457,552)	$—

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted Net Loss is a non-GAAP financial measure which excludes certain non-cash expenses. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company.

Below is a reconciliation of Adjusted Net income to GAAP net (loss) income for the year ended December 31, 2021 and 2020:

	Years Ended
	December 31,
	2021	2020
Net sales	$15,774,170	$11,063,619
Cost of products sold	$9,498,384	$6,289,316
Gross profit	$6,275,786	$4,774,303
Operating expenses	$7,906,507	$4,053,469
(Loss) income from operations	$(1,630,721)	$720,834
Other income	$(619,712)	$(450,243)
Net (loss) income	$(1,011,009)	$1,171,077
Basic and dilutive (loss) income per share of common stock	$(0.19)	$0.29
Weighted average number of shares of common stock outstanding	5,331,400	4,000,000

	Adjusted net (loss) income
	December 31,	December 31,
	2021	2020
Net (loss) income	$(1,011,009)	$1,171,077
Stock based compensation	309,832	—
Impairment loss	50,417	—
Gain (loss) on disposal of assets	224,037	(19,327)
Depreciation and amortization	198,523	155,728
Gain from government grant	(608,224)
Gain of forgiveness PPP	—	(609,500)
Change of right-of-use asset and lease liabilities	384,791	307,143
Net change in marketable securities	32,465	—
Adjusted net (loss) income	$(419,168)	$1,005,121